Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 21, 2018, relating to the financial statements, which appears in RedHill Biopharma Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2017.

Tel Aviv, Israel May 23, 2018	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited